EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-4
(Form Type)

READY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1 — Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee (2)
Newly Registered Securities
Fees Previously Paid	Equity	Class B-1 Common Stock	457(f)	7,621,449.25	(3)	N/A	$556,045,000	(4)	—	$51,546	(2)
Fees Previously Paid	Equity	Class B-2 Common Stock	457(f)	7,621,449.25	(3)	N/A	$556,045,000	(4)	—	—
Fees Previously Paid	Equity	Class B-3 Common Stock	457(f)	7,621,449.25	(3)	N/A	$556,045,000	(4)	—	—
Fees Previously Paid	Equity	Class B-4 Common Stock	457(f)	7,621,449.25	(3)	N/A	$556,045,000	(4)	—	—
Total				30,485,797	(3)
Fees Previously Paid	Equity	Common Stock	457(f)	38,359,607	(5)	N/A	$556,045,000	(4)	—	—

(1)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rule 457(f) under the Securities Act.

(2)	The single registration fee shown was previously paid for all of the Class B Common Stock (as defined below) and Common Stock (as defined below) registered.

(3)	Represents the estimated maximum number of shares of Class B-1 Common Stock, $0.0001 par value per share (the “Class B-1 Common Stock”), Class B-2 Common Stock, $0.0001 par value per share (the “Class B-2 Common Stock”), Class B-3 Common Stock, $0.0001 par value per share (the “Class B-3 Common Stock”), and Class B-4 Common Stock, $0.0001 par value per share (the “Class B-4 Common Stock” and, together with the Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock, “Class B Common Stock”) of Ready Capital Corporation (“Ready Capital”) to be issuable upon the completion of the transactions described herein. The aggregate number of number of shares of Class B Common Stock being registered (30,485,797) is based on: (a) an aggregate of 20,173,366 shares of Class B Common Stock expected to be issued in connection with the merger of Mosaic Real Estate Credit, LLC (“MREC”) with and into RC Mosaic Sub LLC (“Merger Sub”) (with cash being paid in lieu of any fractional share of Class B Common Stock); (b) an aggregate of 9,292,376 shares of Class B Common Stock expected to be issued in connection with the merger of Mosaic Real Estate Credit TE, LLC (“MREC TE”) with and into Merger Sub (with cash being paid in lieu of any fractional share of Class B Common Stock); and (c) an aggregate of 1,020,055 shares of Class B Common Stock expected to be issued in connection with the merger of MREC International Incentive Split, LP (“MREC IIS”) with and into Merger Sub (with cash being paid in lieu of any fractional share of Class B Common Stock). With respect to each such merger, the shares of Class B Common Stock issued will be split equally (i.e., 25% each) between the Class B-1 Common Stock, the Class B-2 Common Stock, the Class B-3 Common Stock and the Class B-4 Common Stock. Assumes that all three of the mergers described herein are consummated.

(4)	Pursuant to Rules 457(f)(2) and 457(f)(3) and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is based on: (a) the sum of (i) $368,030,000 (the aggregate net asset value of MREC as of September 30, 2021); (ii) $169,542,000 (the aggregate net asset value of MREC TE as of September 30, 2021); and (iii) $18,493,000 (the aggregate net asset value of MREC IIS as of September 30, 2021), minus (b) $20,000 (the estimated amount of cash that will be paid by Ready Capital to the investors in MREC, MREC TE and MREC IIS in the transactions contemplated hereby).

(5)	Represents the estimated maximum number of shares of common stock of Ready Capital, par value $0.0001 per share (the “Common Stock”), to be issuable in connection with the transactions described herein. Each share of Class B Common Stock issuable upon the completion of the transactions contemplated herein (as discussed in Footnote (3) above) will be automatically converted, upon the terms of such Class B Common Stock as described herein, on a one-for-one basis into a share of Common Stock, with cash paid in lieu of any fractional shares of Common Stock (the “Class B Conversion”). The number of shares of Common Stock being registered is based on (a) 30,485,797 shares of Common Stock expected to be issued upon the Class B Conversion; and (b) 7,873,810 shares of Common Stock, representing the estimated maximum aggregate number of shares of Common Stock issuable pursuant to the terms of the contingent equity rights (“CERs”) to be issued in connection with the closing of the transactions described herein, based upon (i) 30,485,797 CERs issued in connection with the transactions contemplated hereby and (ii) an estimated maximum of approximately 0.2596 shares of Common Stock issued with respect to each CER.